RIGHT TO USE AGREEMENT

THIS RIGHT TO USE AGREEMENT ("Agreement") is made this _____ day of June, 1997, among TELCO COMMUNICATIONS GROUP, INC., a Virginia corporation ("Parent"), TELCO HOLDINGS, INC., a Delaware and an indirect wholly owned subsidiary of Parent ("Telco"), and INTERMEDIA COMMUNICATIONS INC. ("User").

                               RECITALS:

     Parent, User and certain others are entering into that certain Asset Acquisition Agreement (the "Asset Acquisition Agreement") dated as of the date hereof.

     As a condition of User entering into the Asset Acquisition Agreement, and in consideration therefor, Telco desires to grant to User the right to use two DS3 facilities within the User Route (as defined below), and User desires to obtain the use of two DS3 facilities within the User Route upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the recitals and the mutual promises and agreement set forth herein, the parties hereto hereby agree as follows:

     1.     Certain Definitions
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    (a)   "DS3" shall mean a high capacity, full duplex channel with a line speed of 44,736 Mbps isochronous serial data having a line code of bipolar with three zero substitution (B8ZS), having the equivalent capacity of 28 DS1 channels at 1.544 Mbps or 672 Voice Grade services or 672 DS0 channels at 56/64 Kbps.

     (b) "User Route" shall mean the Chicago to Houston route consisting of approximately 3900 route miles with drop points in the following locations: Chicago, Minneapolis, Omaha, Denver, Salt Lake City, Reno, Sacramento, San Jose, Salinas, San Luis Obispo, Santa Barbara, Los Angeles, Phoenix, Tucson, El Paso, San Antonio, and Houston; with an additional spur from San Jose to San Francisco.
     2.    User Rights.  Subject to the terms of this Agreement, Telco
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           hereby agrees to grant User an indefeasible right to use the
           DS3 facilities along the User Route (the "Facilities") in the furtherance of User's telecommunications business.

     3.    Term.  User shall have use of the Facilities for an initial
           ----

           term of three years commencing on the date that Telco makes the Facilities available to User. The Facilities shall be made available to User no later than August 31, 1997, and the parties hereby acknowledge that time is of the essence with respect to this availability date. The term may be extended for additional one year terms upon mutual agreement of the parties. If
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           any party elects not to extend the term, such party shall
           notify User no later than 180 days prior to the end of the initial term.

          4.     Representations and Warranties of Parent and Telco.
                  --------------------------------------------------
Parent and Telco hereby, jointly and severally, represent and warrant to User as follows:

     (a) Parent and Telco have the indefeasible and unrestricted right to grant use of the DS3 facilities along the User Route to User.

     (b) Parent and Telco are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each have all necessary power and authority to enter into this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated by this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by each of Parent and Telco and constitutes the legal, valid and binding obligation of each of Parent and Telco enforceable against Parent and Telco in accordance with its terms.

     (c) The execution and delivery of this Agreement by each of Parent and Telco and the performance of the terms, covenants and conditions contained herein will not conflict with and will not constitute a material breach of, or default under, the provisions of any material contract, including without limitation the Asset Acquisition Agreement, by which Parent or Telco is bound.

     (d) All services rendered by Telco hereunder are provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements, and Telco shall be responsible for obtaining and maintaining all required registrations and certifications as required for Telco or Parent.

          5.   Service Performance Guarantees.  The Service Performance
              ------------------------------
Guarantees ("Guarantees") are reflected in EXHIBIT "A" attached hereto. Telco and User agree as follows:

    (a) Telco shall operate and maintain the capacity leased to User in accordance with its standard internal procedures for the operation of its nationwide network, its objective being to meet or exceed the operating standards and specifications set forth in said Exhibit A. User hereby expressly recognizes and agrees that said Exhibit A represents Telco's performance guarantees and that Telco reserves the right to change such guarantees in any way at any time, so long as the performance guarantees applicable to the Facilities shall at no time be less stringent than those which are applicable to Telco's facilities elsewhere in its network.
    (b) The Facilities shall be included in and shall receive such network control, including alarm and monitoring, as Telco uses for its nationwide network. In the event of


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         any interruption to the Facilities, Telco shall use reasonable diligence to restore the Facilities as soon as practical under the circumstances. Until full use of the Facilities can be restored, User shall be provided with alternative capacity over Telco's network, as may be available.

         6.   Allowance for Interruption of Service.  If User notifies
              -------------------------------------
Telco that Telco is not meeting the Guarantees in Exhibit A, or if Telco does not use reasonable diligence, within a reasonable time, to restore the Facilities or to provide alternative capacity, as provided in paragraph 6 of this Agreement, then Telco agrees to pay market rates for the affected Facilities until such capacity meets the Guarantees. The rates shall be based on prevailing market rates for the city pairs identified in Exhibit "B" attached hereto, and shall be in conformance with accepted industry standards.


        7.     Limitation of Liability.  Except as provided in
               -----------------------
Paragraphs 5 and 6 herein, in no event shall either party or any of their affiliates be liable to the other party or its affiliates for any loss of profit or revenue or for any indirect, consequential, incidental, punitive, or similar or additional damages incurred or suffered as a result of unavailability, performance, non-performance, termination, breach or other action under this Agreement, even if a party advises the other party of the possibility of such loss or damage. Except as provided in Paragraph 7, in no event shall Telco or any of its affiliates be liable for any outage or incorrect or defective transmissions, or any direct or indirect consequences thereof, incurred or suffered while using the Telco network; provided, however, that the foregoing shall not limit the parties' obligations, remedies, or rights under the Asset Acquisition Agreement.

     8.     Title and Encumbrances.
            ----------------------
         a. The facilities shall remain the property of Telco and Telco shall be solely responsible for the payment of all property, possessory, income excise and use taxes and any special assessments of any kind that may be levied against the Facilities.

         b. User may not grant its lenders a security interest in the Facilities. User has no authority to encumber the Facilities and shall not purport to create or permit any such encumbrance.

     9.     Additional Service.  From and after the commencement of the
            ------------------
term of this Agreement, Parent and Telco shall provide the services as set forth in Exhibit C, to User at User's request and at the pricing schedule in Exhibit C.

     10.     Force Majeure.  Telco shall not be liable for any failure
             -------------
of performance hereunder due to causes beyond its reasonable control, including but not limited to acts of God, fire, explosion, vandalism, storm, hurricane, or other similar catastrophe; any law, order, regulation, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of

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the parties, or of any civil or military authority; national emergencies;
insurrections, wars, riots, or strikes, lockouts, work stoppages or other labor disputes. Telco shall use its best efforts to remedy such event of Force Majeure with all reasonable dispatch and to minimize the effects thereof.

     11.     Assignment.   Neither party may assign or transfer this
             ----------
Agreement or any rights or obligations hereunder without prior written consent of the other party, which consent shall not be unreasonably withheld; except that either party, upon notice to the other party, may assign any or all of its rights or obligations hereunder to an affiliate. For purposes of this section, "Affiliate" shall mean any party controlling, controlled by or under common control with the assigning party. An assignment shall be deemed to include the transfer of voting or management control.

     12.     Bankruptcy.  If any of the following occurs with respect to
             ----------
either party ("Affected Party"), such party shall be in breach of this
Agreement: (i) the initiation of proceedings by the Affected Party in voluntary bankruptcy; (ii) the initiation of proceedings against the Affected Party in involuntary bankruptcy which proceedings are not dismissed or vacated within ninety (90) days of their initiation; (iii) the appointment of a receiver or trustee for the Affected Party; or (iv) the inability of the Affected Party to pay its debts when they fall due.

     13.     Governing Law.  This Agreement  is governed by and subject
             -------------
to the laws of the State of Delaware. Telco, Parent and User agree that this Agreement is subject to the jurisdiction of the courts of the State of Delaware or any federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement.
     14.     Non-Waiver.  Either party's failure to insist upon strict
             ----------
performance of the terms of this Agreement or to exercise any rights or remedies hereunder shall not waive any of its rights to require strict performance of such terms, to assert any of the same rights, or to rely on any such terms any time thereafter.

     15.     Notices.  Any notice and similar communications concerning
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this Agreement  shall be in writing, and shall be either (i) delivered in person, or (ii) sent to the other party by certified mail with return receipt requested or by facsimile, electronically confirmed and followed up immediately by regular mail. Notices shall be delivered or sent to the parties' respective addresses set forth in the Asset Acquisition Agreement or to such other address as either party may hereafter establish by notice given in the manner prescribed in this paragraph. A Notice shall be considered given when delivered.
      16.     Severability.  In the event that one or more of the
              ------------
provisions herein shall for any reason be held to be illegal or unenforceable, this Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable; provided, however, that the Agreement as revised is consistent with the parties' original intent.
     17.     Specific Performance.  The parties acknowledge that the
             --------------------
subject matter of this Agreement (including, without limitation, User's rights to the Facilities on or before August 31, 1997) is a unique and essential condition of this Agreement and that no

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adequate remedy at law would be available for breach thereof.  Accordingly,
Parent and Telco agree that User will, in addition to any other rights or remedies available to it at law, be entitled to an appropriate decree of specific performance or other equitable relief to enforce this Agreement, and hereby further agree to waive the defense of adequate remedy at law.
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     IN WITNESS WHEREOF, Parent, Telco and User have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

     INTERMEDIA COMMUNICATIONS INC.

     By:  /s/Robert M. Manning
        -------------------------------
     Name: Robert M. Manning
     Title: SVP & CFO

     TELCO COMMUNICATIONS GROUP, INC.

     By:  /s/Bryan K. Rachlin
         -------------------------------
     Name:  Bryan K. Rachlin
     Title: Chief Operating Officer & Secretary

     TELCO HOLDINGS, INC.

     By:  /s/ Bryan K. Rachlin
         --------------------------------
     Name:    Bryan K. Rachlin
     Title:   Secretary